                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                  ___________________________________________


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                 Date of Report
                       (Date of earliest event reported):

                                 April 3, 1998

                    ________________________________________


                              SAVILLE SYSTEMS PLC
             (Exact name of Registrant as specified in its charter)


   Republic of Ireland           0-27176       Not Applicable
   (State or other juris-      (Commission    (I.R.S. Employer
   diction of incorpora-       File Number)   Identification Number)
   tion or organization)


                   IDA Business Park, Dangan, Galway, Ireland
          (Address of principal executive offices, including zip code)

                               011 353 9 152 6611
   (Registrant's telephone number including area code from the United States)

                  -------------------------------------------



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Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

     On April 3, 1998, Saville Systems PLC (the "Company") and its wholly-owned subsidiary Saville Systems Aust. Pty Ltd ("Saville Australia"), acquired substantially all of the assets of BHA Pty Ltd ("BHA") and its majority-owned subsidiary BHA Computer Pty Ltd ("BHAC") for approximately $15.8 million in cash, plus the assumption of approximately $3.3 million in net liabilities. The Company funded the acquisition, in part, through the sale of 283,698 of the Company's Ordinary Shares to BHA, as more fully described in Item 9 below. The assets consist of those assets used by BHA and BHAC in developing and marketing customer care and billing software for the telecommunications industry, including property, plant and equipment, intellectual property and the benefit of current BHA or BHAC contracts.

     The purchase price was negotiated at arm's length between the Company, BHA and BHAC; and the acquisition was made pursuant to a Business Acquisition Agreement dated as of April 3, 1998 between the Company, Saville Australia, BHA, BHAC and John E. Hendry and Prudence M. Hendry, the shareholders of BHA, as guarantors to the obligations of BHA and BHAC. The Purchase Price was funded in part by the borrowing of approximately $15 million from the Company's working capital line of credit with the Bank of Nova Scotia, which amount was repaid with the proceeds from the share purchase described in Item 9 below. Andrew Campbell, an executive officer of the Company, is a shareholder of less than 1% of the outstanding shares of BHAC of which he was an employee until December 1996.

     The Company has no present intention to use the plant, equipment or other physical property acquired for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will review the use of the assets and may develop alternative plans or proposals, including transfers of a material amount of assets or other transactions or changes relating to the acquired assets.

     Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
              ------------------------------------------------------------------

     (a)  Financial Statements of Business Acquired: not applicable.

     (b)  Pro Forma Financial Information: not applicable.

     (c)  Exhibits

     2.1 Business Acquisition Agreement dated as of April 3, 1998 between Saville Systems PLC, Saville Systems Aust. Pty Ltd, BHA Pty Ltd, BHA Computer Pty Ltd, John Edward Hendry and Prudence Marianne Hendry. Pursuant to Item 601(b)(2) of regulation S-K, schedules to this Agreement have been omitted. The Company hereby undertakes to furnish supplementally a copy of such schedules to the Commission upon request.

     10.1 Share Purchase Agreement dated as of April 3, 1998 between Saville Systems PLC and BHA Pty Ltd.

     Item 9.   Sales of Equity Securities Pursuant to Regulation S
               ---------------------------------------------------

     On April 3, 1998, the Company sold 283,698 of its Ordinary Shares to BHA for an aggregate consideration of $14,046,649, which proceeds were used to repay outstanding amounts under the Company's line of credit with the Bank of Nova Scotia. No underwriters were involved in the foregoing sale of securities.
Such sales were made in reliance upon an exemption from the registration provisions of the Securities Act of 1933 set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering or Regulation S promulgated thereunder, as the purchaser was not a US person as defined under Regulation S.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 16th day of April 1998.

                                    SAVILLE SYSTEMS PLC


                                    By:  /s/ Christopher A. Hanson
                                         -------------------------
                                         Christopher A. Hanson
                                         Chief Financial Officer (Principal
                                         Finanacial and Accounting
                                         Officer)
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                              SAVILLE SYSTEMS PLC

                                 Exhibit Index
                                 -------------



  Exhibit No.    Description of Exhibit
  -----------    ----------------------

   2.1 ........ Business Acquisition Agreement dated as of April 3, 1998 between
                Saville Systems PLC, Saville Systems Aust. Pty Ltd, BHA Pty Ltd, BHA Computer Pty Ltd, John Edward Hendry and Prudence Marianne Hendry. Pursuant to Item 601(b)(2) of regulation S-K, schedules to this Agreement have been omitted. The Company hereby undertakes to furnish supplementally a copy of such schedules to the Commission upon request.

   10.1 ....... Share Purchase Agreement dated as of April 3, 1998 between
                Saville Systems PLC and BHA Pty Ltd.